Exhibit 99.1

CUSIP No. 53190C102

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: August 6, 2024

MSD Partners, L.P.		MSD Capital, L.P.

By:	MSD Partners (GP), LLC	By:	MSD Capital Management, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Robert K. Simonds	By:	/s/ Marc R. Lisker
Name:	Robert K. Simonds	Name:	Marc R. Lisker
Title:	Authorized Signatory	Title:	Manager

MSD EIV Private Life Time, LLC		MSD Life Time Investments, LLC

By:	MSD Partners, L.P.	By:	MSD Capital, L.P.
Its:	Investment Manager	Its:	Investment Manager

By:	MSD Partners (GP), LLC	By:	MSD Capital Management, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Robert K. Simonds	By:	/s/ Marc R. Lisker
Name:	Robert K. Simonds	Name:	Marc R. Lisker
Title:	Authorized Signatory	Title:	Manager

Michael S. Dell

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker
Title:	Attorney-in-fact

Gregg R. Lemkau

By:	/s/ Gregg R. Lemkau
Name:	Gregg R. Lemkau

Marc R. Lisker

By:	/s/ Marc R. Lisker
Name:	Marc R. Lisker